UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2022

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EAGLE BANCORP MONTANA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-34682	27-1449820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Ave.

Helena, Montana 59601

(Address of Principal Executive Offices) (Zip Code)

(406) 442-3080

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	EBMT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, Eagle Bancorp Montana, Inc.  (the “Company”), the holding company of Opportunity Bank of Montana (the “Bank”), announced that Peter J. Johnson, President and Chief Executive Officer, will retire at the end of the year.  The Board of Directors has named Laura F. Clark, the current Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, to succeed the position of President of the Company and the Bank, effective April 1, 2022.  She will also join the Board of Directors at that time.  Following Mr. Johnson’s retirement on December 31, 2022, Ms. Clark will assume the responsibilities of President and Chief Executive Officer of the Company and the Bank.  In addition, effective April 1, 2022, Ms. Clark will step down as Chief Financial Officer and Miranda Spaulding will be promoted to Senior Vice President/Chief Financial Officer.

Laura F. Clark, age 65, joined the Company in March 2014 and currently serves as the Executive Vice President/Chief Financial Officer/Chief Operating Officer of the Company and the Bank. She was formerly the Senior Vice President and Chief Financial Officer of the Bank of Bozeman from 2005 to 2014. Her experience spans over 40 years and includes a variety of executive positions with First National Bancorp, Bankers Resource Center, Security Bank, Bank of Montana System and Montana Bancsystem. Ms. Clark holds a Bachelor of Arts degree in Business Administration from Montana State University-Billings. She currently serves as a board member of ExplorationWorks, a local Science Center that provides programs for early childhood education, STEM (science, technology, engineering and math) and healthy living, and is an active member of a local Rotary Club.  She is also a board member of Montana Independent Bankers.

There were no arrangements or understandings between Ms. Clark and any other person pursuant to which she was selected as a director or an executive officer, and there have been no transactions since the beginning of the Company’s last two fiscal years, nor are there any currently proposed transactions, regarding Ms. Clark that are required to be disclosed by Item 404(a) of Regulation S-K.  In addition, there are no family relationships between Ms. Clark and any director or other executive officer.  It is not anticipated that Ms. Clark will be appointed to any committees of the Board of Directors.

Miranda Spaulding, age 45, has been with the Bank since 2013 and is currently the Corporate Financial Director. Ms. Spaulding was promoted to Vice President in 2018. She has over 20 years of experience in financial reporting for public companies.  Ms. Spaulding holds a Bachelor of Science degree in Business-Accounting Option, and a Master of Professional Accountancy degree from Montana State University.  She is a certified public accountant and a member of the Montana Society of CPAs, as well as the American Institute of CPAs.  Additionally, Ms. Spaulding is on the Steering Committee for Intermountain’s Festival of Trees.

There were no arrangements or understandings between Ms. Spaulding and any other person pursuant to which she was selected as an executive officer, and there have been no transactions since the beginning of the Company’s last two fiscal years, nor are there any currently proposed transactions, regarding Ms. Spaulding that are required to be disclosed by Item 404(a) of Regulation S-K.  In addition, there are no family relationships between Ms. Spaulding and any director or other executive officer.

Item 7.01. Regulation FD Disclosure.

On March 16, 2022, the Company issued a news release, a copy of which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing a change in the Company’s senior management personnel.

References to the Company’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites or platforms into this Current Report on Form 8-K, and the Company disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

99.1	Press Release dated March 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: March 16, 2022	By:	/s/ Laura F. Clark
Laura F. Clark
Executive Vice President & CFO